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                                   Exhibit 23a


                     Consent of Independent Public Accounts


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 17, 1995, which appears on page 21 of the Everest & Jennings International Ltd. Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 58 of such Annual Report on Form 10-K.


                                          /S/ PRICE WATERHOUSE LLP

                                          PRICE WATERHOUSE LLP



St. Louis, Missouri
August 3, 1995